UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): August 12, 2008

CECORS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2952 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Foldera, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CECORS, INC.

August 12, 2008

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2008, Foldera, Inc., a Nevada corporation (the “Company”) filed an amendment to its Articles of Incorporation (the “Amended Certificate”) with the Nevada Secretary of State to (i) change the Company’s name from Foldera, Inc. to CeCors, Inc., (ii) create a new class of capital stock designated as Preferred Stock, (iii) increase the total number of shares of capital stock authorized to be issued from 250,000,000 shares of Common Stock to 275,000,000 shares of capital stock, par value $.001 per share, divided into two classes of which 25,000,000 shares shall be designated Preferred Stock and 250,000,000 shares shall be designated Common Stock; and (iv) authorize a reverse stock split at a ratio of one (1) for ten (10) issued and outstanding shares of Common Stock of the Company. The changes effected by the Amended Certificate are effective as of August 12, 2008. A copy of the Amended Certificate is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Foldera, Inc., effective August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECORS, INC.

Date: August 12, 2008	By:	/s/ Reid Dabney
Reid Dabney Senior Vice President and Chief Financial Officer